Filed pursuant to Rule 424(b)(5)

Registration No. 333-165513

PROSPECTUS SUPPLEMENT

(To prospectus dated March 24, 2010)

4,030,855 Shares

Iridium Communications Inc.

Common Stock

The selling stockholder identified in this prospectus supplement is offering 4,030,855 shares of our common stock. We are not selling any shares in this offering and we will not receive any proceeds from the sale of common stock by the selling stockholder. Our common stock is traded on the NASDAQ Global Select Market under the symbol “IRDM.”

On March 29, 2011, the reported last sale price of our common stock on the NASDAQ Global Select Market was $8.72 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated herein by reference, for risks relating to an investment in our common stock.

Raymond James & Associates, Inc. acted as the sales agent on this transaction. The sales agent is not purchasing or selling any of these securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its reasonable efforts to arrange for the sale of the securities offered by this prospectus supplement. The selling stockholder has agreed to pay the sales agent the sales agent fees set forth in the table below, which assumes that the selling stockholder sells all of the shares that it is offering.

	Per Share	Maximum Offering Amount
Public offering price	$8.1500	$32,851,468.25
Sales agent fees	$0.4075	$1,642,573.41
Proceeds to the selling stockholder, before expenses	$7.7425	$31,208,894.84

We estimate the total expenses of this offering, excluding the sales agent fees, will be approximately $300,000, substantially all of which will be paid by us. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the sales agent fees and proceeds to the selling stockholder, if any, in this offering may be substantially less than the maximum offering amount set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares is expected to be made on or before April 4, 2011.

RAYMOND JAMES

The date of this prospectus supplement is March 30, 2011

Prospectus Supplement
About this Prospectus Supplement	S-1
Forward-Looking Statements	S-2
Prospectus Summary	S-3
Selling Stockholder	S-4
Plan of Distribution	S-5
Legal Matters	S-7
Experts	S-7
Where You Can Find More Information	S-7

Prospectus

Information Concerning Forward-Looking Statements	1
Prospectus Summary	2
Risk Factors	4
Use of Proceeds	4
Selling Securityholders	5
Plan of Distribution	8
Description of Securities to be Registered	10
Validity of the Securities	10
Experts	10
Where You Can Find More Information	10
Information Incorporated by Reference	11

You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the selling stockholder or the sales agent have authorized anyone to provide you with different information from that contained in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder and the sales agent are not making an offer of the shares of common stock covered by this prospectus supplement in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates on the front covers of those documents.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock by our stockholder, Syndicated Communications Venture Partners IV, L.P., which we refer to as the “Selling Stockholder,” and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about offerings of common stock that may be made by certain of our stockholders and any of their pledgees, donees, assignees, transferees and successors-in-interest from time to time. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should carefully read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in the common stock being offered.

We were formed as GHL Acquisition Corp., a special purpose acquisition company, in November 2007, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. On February 21, 2008, we consummated our initial public offering. On September 29, 2009, we acquired, directly and indirectly, all the outstanding equity of Iridium Holdings LLC, or Iridium Holdings, and changed our name from GHL Acquisition Corp. to Iridium Communications Inc. We refer to this transaction as the Acquisition. Except as otherwise specified, the terms the “Company,” “Iridium,” “we,” “us” and “our” refer to Iridium Communications Inc., a Delaware corporation, and, except for periods prior to the date of completion of the Acquisition, Iridium Holdings and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will likely result,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently.

These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from any expected future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our ability to maintain the health, capacity and control of our existing satellite network;

•

our ability to cost-effectively design, build and launch Iridium NEXT and related ground infrastructure, products and services and, once launched, our ability to maintain the health, capacity and control of such satellite constellation;

•	our ability to introduce innovative new products and services that satisfy market demand;

•	our ability to obtain additional business using our existing spectrum resources both in the United States and internationally;

•	our ability to sell our products and services in additional countries;

•	our ability to maintain our relationship with U.S. government customers, particularly the Department of Defense;

•

the ability of our distributors to market and distribute our products, services and applications effectively and their continued development of innovative and improved solutions and applications for our products and services;

•	the effectiveness of our competitors in developing and offering similar services and products;

•	our ability to maintain competitive prices for our products and services and control costs;

•	denials or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

•	legal, regulatory and tax developments, including additional requirements imposed by changes in domestic and foreign laws and regulations; and

•	rapid and significant technological changes in the telecommunications industry.

There is no assurance that our expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Such risks and uncertainties also include those described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and incorporated herein by reference. Our forward-looking statements speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. Except as required by law or regulation, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of this offering. Please read the information set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, incorporated by reference in this prospectus supplement, for more information about important factors that you should consider before buying our common stock in this offering.

OUR COMPANY

Business Overview

We are the second largest provider of mobile voice and data communications services via satellite based on revenue, and the only commercial provider of communications services offering 100% global coverage. Our satellite network provides communications services to regions of the world where existing wireless or wireline networks do not exist or are limited, including remote land areas, open ocean, the polar regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters.

We provide voice and data communications services to businesses, the U.S. and foreign governments, non-governmental organizations and consumers via our constellation of 66 in-orbit satellites, in-orbit spares and related ground infrastructure, including a primary commercial gateway. We utilize an interlinked mesh architecture to route traffic across our satellite constellation using radio frequency crosslinks between satellites. This unique architecture minimizes the need for ground facilities to support the constellation, which facilitates the global reach of our services and allows us to offer services in countries and regions where we have no physical presence.

THE OFFERING

Issuer	Iridium Communications Inc.

Selling Stockholder	Syndicated Communications Venture Partners IV, L.P.

Shares Offered	4,030,855 shares of common stock

NASDAQ Symbol	Our common stock is traded on the NASDAQ Global Select Market under the symbol “IRDM.”

Use of Proceeds	We will not receive any proceeds from this offering.

Risk Factors	You should read carefully the section captioned “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated herein by reference, for certain considerations relevant to an investment in our common stock.

SELLING STOCKHOLDER

The Selling Stockholder is Syndicated Communications Venture Partners IV, L.P.

The Selling Stockholder was a member of Iridium Holdings and thereby received its shares of our common stock in connection with the Acquisition on September 29, 2009.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, or the SEC, based on information which has been provided to us by the Selling Stockholder. Except as indicated in the footnotes to the following table, the Selling Stockholder has sole voting and investment power with respect to the shares set forth below. The percentage of beneficial ownership is based on 70,257,507 shares of common stock outstanding on March 28, 2011. The percentage of beneficial ownership after the offering assumes that all of the 4,030,855 shares offered by the Selling Stockholder are sold.

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares Being Offered in this Offering	Shares Beneficially Owned After this Offering if all Offered Shares Sold
	Number(1)	Percent		Number	Percent
Syndicated Communications Venture Partners IV, L.P.	4,030,855	5.7%	4,030,855	0	0%

(1)	According to a Schedule 13D/A filed by the Selling Stockholder on February 11, 2011, WJM Partners IV, LLC, or WJM, as the Selling Stockholder’s General Partner, and Messrs. Terry L. Jones, Duane McKnight, Herbert Wilkins Sr., and Milford Anthony Thomas as the managing members of WJM share voting and dispositive power with respect to the shares held by the Selling Stockholder.

PLAN OF DISTRIBUTION

The Selling Stockholder, Iridium and Raymond James & Associates, Inc. have entered into a sales agency agreement with respect to the 4,030,855 shares of common stock being offered by the Selling Stockholder. The sales agent, subject to the terms and conditions in the sales agency agreement, has agreed to use its reasonable efforts to arrange for the sale of the shares offered by this prospectus supplement, as sales agent for the Selling Stockholder. The sales agent is not required to purchase any shares nor is it required to arrange for the sale of any specific number or dollar amount of shares. The Selling Stockholder has agreed to pay the sales agent a commission of 5% of the gross sales price of shares sold through the sales agent and to reimburse the sales agent for certain of its expenses.

The sales agent proposes to offer the shares on behalf of the Selling Stockholder for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part. The sales agent may effect such transactions by selling shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agent and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal. The sales agent has advised the Selling Stockholder that it proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $0.24 per share. Sales of shares made outside of the United States may be made by affiliates of the sales agent. The shares of common stock will be sold in a single transaction by the Selling Stockholder in one or more transactions as agreed to in writing between the Selling Stockholder and the sales agent.

The Company has agreed that, without the prior written consent of the sales agent, it will not, during the period ending 90 days after the date of this prospectus supplement (i) directly or indirectly, sell, offer or contract to sell or otherwise dispose of or transfer any shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; provided that such restrictions shall not apply to (a) transactions under any employee benefit plan, (b) exchanges of shares solely for outstanding equity securities of the Company or rights to purchase equity securities, provided that such transaction closes at least 60 days after the date of this prospectus supplement or the recipient of such shares has agreed to lock-up terms in favor of the sales agent substantially similar to those set forth below with respect to certain major stockholders of the Company provided that the lock-up period shall not extend beyond the date 60 days after the date of the sales agency agreement; or (c) the issuance of shares pursuant to the exercise of any warrant, restricted stock unit, stock award or option outstanding as of the date hereof pursuant to its terms.

The Selling Stockholder (including certain of its affiliates) has agreed that, without the prior consent of the sales agent, it will not during the period ending 90 days after the date of this prospectus supplement (i) directly or indirectly, sell, offer or contract to sell or otherwise dispose of or transfer any of the shares offered by this prospectus supplement not, including any unsold shares remaining out of the maximum offering amount, or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the shares whether any such swap or transaction is to be settled by delivery of the Company’s common stock or other securities, in cash or otherwise. The restrictions contained in the preceding sentence shall not apply to (a) transactions by the Selling Stockholder relating to shares or other securities acquired in open market transactions after the completion of the offering of the shares, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of shares or other securities acquired in such open market transactions, (b) transfers by the Selling Stockholder of shares or any security convertible into shares as a bona fide gift, or (c) distributions by the Selling Stockholder of shares or any security convertible into shares to limited partners or stockholders of the Selling Stockholder or to shareholders of stockholders of the Selling Stockholder; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding sentence and this sentence as if it were a Selling Stockholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day restricted period. In addition, the Selling Stockholder agrees that, without the prior written consent of the sales agent, it will not, during the period ending 90 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares or any security convertible into or exercisable or exchangeable for shares.

In addition, certain other major holders of shares of the Company’s common stock and officers and directors of the Company holding an aggregate of 22,689,821 shares of the Company’s common stock have agreed that, without the prior consent of the sales agent, they will not during the period ending 60 days after the date of this prospectus supplement (i) directly or indirectly, sell, offer or contract to sell or otherwise dispose of or transfer any of the shares held by them, or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the shares whether any such swap or transaction is to be settled by delivery of the Company’s common stock or other securities, in cash or otherwise. The restrictions contained in the preceding sentence shall not apply to any transfers (a) as a bona fide gift or gifts, (b) to any trust for the direct or indirect benefit of such stockholder or the immediate family of such stockholder, (c) in the case of a natural person, the transfer of any or all of the shares owned by the stockholder, either during his or her lifetime or on death, by will or intestate succession to a member of the immediate family of such stockholder or to a trust the beneficiaries of which are exclusively such stockholder and/or a member or members of such stockholder’s immediate family, or (d) in the case of a non-natural person, distributions of any or all of the shares held by such stockholder to general or limited partners or stockholders or members of such stockholder; provided that (1) the sales agent receives a signed lock-up agreement for the balance of the lock-up period from each donee or trustee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the SEC or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers. In addition, such holders have agreed that, without the prior written consent of the sales agent, they will not, during the period ending 60 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares or any security convertible into or exercisable or exchangeable for shares. Furthermore, such stockholders may sell shares purchased by the undersigned on the open market following the offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The Company and the Selling Stockholder have agreed to indemnify severally but not jointly the sales agent against certain liabilities, including liabilities under the Securities Act.

Raymond James and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Iridium, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

The validity of the shares offered through this prospectus supplement have been passed on for us by Davis Polk & Wardwell LLP, New York, New York. Certain additional legal matters in connection with the offering of the common stock made by this prospectus supplement will be passed upon for us by Cooley LLP. Certain legal matters in connection with the offering of the common stock made by this prospectus supplement with respect to the Selling Stockholder will be passed upon by DLA Piper LLP (US). Certain legal matters will be passed upon for the sales agent by Milbank, Tweed, Hadley & McCloy LLP.

EXPERTS

The consolidated financial statements of Iridium Communications Inc. at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, and the effectiveness of Iridium Communications Inc.’s internal control over financial reporting as of December 31, 2010 appearing in Iridium Communications Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Iridium Holdings LLC (predecessor of Iridium Communications Inc.) at December 31, 2008 and for the year then ended and for the period from January 1, 2009 to September 29, 2009 appearing in Iridium Communications Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over an Internet website maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, the address of which is http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at:

Public Reference Section

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room. Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “IRDM.”

We have filed with the SEC a registration statement (of which this prospectus supplement is a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the Selling Stockholder identified in this prospectus supplement and the accompanying prospectus sells all of its shares. The following documents are specifically incorporated by reference in this prospectus supplement and the accompanying prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•	Our Current Report on Form 8-K filed on January 6, 2011.

Copies of these filings are available at no cost on our website, www.iridium.com. Amendments to these filings will be posted to our website as soon as reasonably practical after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement.

Please direct your request to:

Investor Relations

Iridium Communications Inc.

1750 Tysons Boulevard

Suite 1400

McLean, Virginia 22102

(703) 287-7570

Our prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. You may get copies of the exhibits by contacting the person named above.

PROSPECTUS

IRIDIUM COMMUNICATIONS INC.

Common Stock, Par Value $0.001 per Share, and

Warrants to Purchase Common Stock

This prospectus relates to the resale from time to time by our selling securityholders (described in the section entitled “Selling Securityholders” on page 5 of this prospectus) of up to:

•

130,437 warrants that are exercisable for shares of our common stock, par value $0.001 per share, at an exercise price of $7.00 per share, which were issued in a private placement in connection with our formation (the “Founder’s Warrants”);

•	130,437 shares of our common stock issuable upon the exercise of the Founder’s Warrants;

•	7,058,824 shares of our common stock issued in a private placement in connection with our formation;

•	29,443,500 shares of our common stock issued to the sellers of Iridium Holdings LLC (“Iridium Holdings”) in connection with our acquisition of Iridium Holdings (the “Acquisition”); and

•	1,995,629 shares of our common stock issued to Greenhill & Co. Europe Holdings Limited (“Greenhill Europe”) upon conversion of its convertible note purchased from Iridium Holdings.

Each Founder’s Warrant entitles the holder to purchase one share of our common stock. In order to obtain the shares of common stock, the holders of the Founder’s Warrants must pay an exercise price of $7.00 per share.

We are not selling any shares of our common stock or the Founder’s Warrants pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of common stock or the Founder’s Warrants offered by this prospectus. We have agreed to pay certain expenses in connection with the registration of the shares of common stock and the Founder’s Warrants and to indemnify the selling securityholders against certain liabilities. The selling securityholders may offer and sell from time to time, in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices, all or any portion of such shares of common stock and the Founder’s Warrants in amounts and on terms to be determined at the time of sale.

Our common stock is listed on The NASDAQ Stock Market LLC (“NASDAQ”) and trades under the symbol IRDM. On March 12, 2010, the closing sale price of the common stock was $8.22 per share. The Founder’s Warrants will not be listed on an exchange.

Investing in these securities involves certain risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2010.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with different information from that contained in this prospectus. The selling securityholders will not make an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Unless the context indicates otherwise, the terms the “Company,” “we,” “us” and “our” refer to Iridium Communications Inc., a Delaware corporation.

i

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will likely result,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently.

These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from any expected future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our ability to maintain the health, capacity and control of our existing satellite network;

•

our ability to contract for the design, build and launch of Iridium NEXT and related ground infrastructure, products and services, including the financing thereof and, once launched, our ability to maintain the health, capacity and control of such satellite constellation;

•	the level of market acceptance and demand for our products and services;

•	our ability to introduce innovative new products and services that satisfy market demand;

•	our ability to obtain additional business using our existing spectrum resources both in the United States and internationally;

•	our ability to sell our products and services in additional countries;

•	our ability to maintain our relationship with U.S. government customers, particularly the Department of Defense;

•

the ability of our distributors to market and distribute our products, services and applications effectively and their continued development of innovative and improved solutions and applications for our products and services;

•	our ability to successfully resolve a dispute with Motorola Inc. regarding fees they allege that we owe to them and to license the required intellectual property for Iridium NEXT;

•	the effectiveness of our competitors in developing and offering similar services and products;

•	our ability to maintain competitive prices for our products and services and control costs;

•	denials or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

•	legal, regulatory and tax developments, including additional requirements imposed by changes in domestic and foreign laws and regulations; and

•	rapid and significant technological changes in the telecommunications industry.

There is no assurance that our expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Such risks and uncertainties also include those set forth under “Risk Factors” in the documents incorporated by reference herein. Our forward-looking statements speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. Except as required by law or regulation, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

Background

We were formed as GHL Acquisition Corp., or GHQ, a special purpose acquisition company, in November 2007, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. On February 21, 2008, we consummated our initial public offering and on September 29, 2009, we acquired, directly and indirectly, all the outstanding equity of Iridium Holdings LLC, or Iridium Holdings, and we changed our name from GHL Acquisition Corp. to Iridium Communications Inc. We refer to this transaction as the Acquisition.

Our Business

We are the second largest provider of mobile voice and data communications services via satellite, and the only provider of mobile satellite communications services offering 100% global coverage. Our satellite network provides communications services to regions of the world where existing wireless or wireline networks do not exist or are impaired, including extremely remote or rural land areas, open ocean, the polar regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters.

We offer voice and data communications services to businesses, the U.S. and foreign governments, non-governmental organizations and consumers via our constellation of 66 in-orbit satellites, in-orbit spares and related ground infrastructure, including a primary commercial gateway. We utilize an interlinked mesh architecture to route traffic across our satellite constellation using radio frequency crosslinks between satellites. This unique architecture minimizes the need for ground facilities to support the constellation, which facilitates the global reach of our services and allows us to offer services in countries and regions where we have no physical presence.

Additional Information

Our principal executive offices are located at 6707 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817 and our telephone number is (301) 571-6200.

The Offering

Securities offered by the Selling Securityholders	38,628,390 shares of our common stock held by the selling securityholders, consisting of (i) 130,437 shares of our common stock underlying the Founder’s Warrants; (ii) 7,058,824 shares of our common stock issued in a private placement in connection with our formation; (iii) 29,443,500 shares of our common stock issued to the sellers of Iridium Holdings; and (iv) 1,995,629 shares of our common stock issued to Greenhill Europe upon conversion of its convertible note purchased from Iridium Holdings.

130,437 Founder’s Warrants.

Use of proceeds	We will not receive any proceeds from the sale of common stock or the Founder’s Warrants by the selling securityholders.

NASDAQ symbol	Our common stock is listed on NASDAQ and trades under the symbol IRDM. The Founder’s Warrants will not be listed on an exchange.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. Each of the risks described below and in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

There is currently no market for the Founder’s Warrants and a market for the Founder’s Warrants will not develop.

The Founder’s Warrants have no established trading market and will not be listed on any securities exchange. Since an active trading market will not develop and will not be maintained, holders of the Founder’s Warrants may experience difficulty in reselling, or an inability to sell, the Founder’s Warrants. Future selling prices for the Founder’s Warrants may be adversely affected by many factors, including changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in our industry.

USE OF PROCEEDS

This prospectus relates to the resale of shares of our common stock and the Founder’s Warrants being offered and sold by the selling securityholders named in this prospectus. We will not receive any proceeds from the sale of common stock and the Founder’s Warrants by the selling securityholders.

SELLING SECURITYHOLDERS

Up to 38,628,390 shares of our common stock will be registered for resale by the selling securityholders under this prospectus, including (i) 130,437 shares of our common stock underlying the Founder’s Warrants; (ii) 7,058,824 shares of our common stock issued in a private placement in connection with our formation; (iii) 29,443,500 shares of our common stock issued to the sellers of Iridium Holdings; and (iv) 1,995,629 shares of our common stock issued to Greenhill Europe upon conversion of its convertible note purchased from Iridium Holdings. In addition, 130,437 Founder’s Warrants are being registered for resale by the selling securityholders under this prospectus.

To the extent permitted by law, the selling securityholders listed below may resell shares of our common stock and Founder’s Warrants pursuant to this prospectus. We have registered the sale of the shares of our common stock and the Founder’s Warrants to permit the selling securityholders and their respective permitted transferees or other successors-in-interest that receive their shares of common stock or Founder’s Warrants from the selling securityholders after the date of this prospectus to resell their shares of common stock and Founder’s Warrants.

The following table sets forth the number of shares of common stock and Founder’s Warrants beneficially owned by the selling securityholders as of March 12, 2010 and the number of shares of common stock and Founder’s Warrants being offered by the selling securityholders, including shares of our common stock issuable upon the exercise of the Founder’s Warrants.

The selling securityholders are not making any representation that any shares of common stock or Founder’s Warrants covered by this prospectus will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of common stock or Founder’s Warrants. The following table assumes that all of the shares of our common stock and Founder’s Warrants being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and the Founder’s Warrants beneficially owned by them. The inclusion of any shares of common stock or Founder’s Warrants in this table does not constitute an admission of beneficial ownership for the person named below.

Name of Selling Securityholder	Number of Shares Beneficially Owned Prior to Offering*	Number of Founder’s Warrants Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Founder’s Warrants Offered	Number of Shares Beneficially Owned After Offering*	%		Number of Founder’s Warrants Beneficially Owned After Offering	%
Kevin P. Clarke (1)	86,758	43,379	43,379	43,379	—	—		—	—
Thomas C. Canfield (1)	91,451	43,479	43,479	43,479	4,493	*	*	—	—
Parker W. Rush (1)	90,199	43,479	43,479	43,479	3,241	*	*	—	—
Greenhill & Co., Inc./Greenhill & Co. Europe Holdings Ltd. (2)	12,924,016	4,000,000	8,924,016	4,000,000	—	—		—	—
Alvin B. Krongard (1)	32,572	—	25,188	—	7,384	*	*	—	—
Baralonco Ltd. (3)	11,648,080	—	10,648,080	—	1,000,000	1.4%		—	—
Jennifer Colussy Grace Irrevocable Trust (4)	167,403	—	167,403	—	—	—		—	—
Dan A. Colussy Revocable Trust (4)	1,536,653	—	1,536,653	—	—	—		—	—
Deutsche Bank Trust Company Americas	91,205	—	91,205	—	—	—		—	—
Fidelia Communications	167,527	—	167,527	—	—	—		—	—
Gino Otero Picasso Revocable Trust	850,122	—	850,122	—	—	—		—	—
JPMorgan Chase Bank, N.A.	90,965	—	90,965	—	—	—		—	—
Manchester Securities Corp.	705,558	—	705,558	—	—	—		—	—
Krongard Irrevocable Equity Trust dated June 30, 2009 (5)	115,233	—	115,233	—	—	—		—	—
Latigo SPV I, Ltd.	551,543	—	551,543	—	—	—		—	—
Latigo SPV II Ltd	99,860	—	99,860	—	—	—		—	—
Midtown Acquisitions L.P.	275,679	—	275,679	—	—	—		—	—
Motorola, Inc.	297,014	—	297,014	—	—	—		—	—
Post Balanced Fund, L.P.	79,826	—	79,826	—	—	—		—	—
Silver Oak Capital, LLC	14,387	—	14,387	—	—	—		—	—
Stonehill Institutional Partners, LP	156,049	—	156,049	—	—	—		—	—
Structured Finance Americas, LLC	55,693	—	55,693	—	—	—		—	—
Syndicated Communications Venture Partners IV, L.P. (6)	4,030,855	—	4,030,855	—	—	—		—	—
Syndicated Communications Inc. (7)	5,280,580	—	5,280,580	—	—	—		—	—
Textron International Ltd.	1,209,749	—	1,209,749	—	—	—		—	—
Tyrone Brown (8)	594,180	—	594,180	—	—	—		—	—
Matthew J. Desch (9)	223,493	—	151,993	—	71,500	*	*	—	—
John Campbell (10)	29,642	—	29,642	—	—	—		—	—
David Shoen (11)	13,808	—	13,808	—	—	—		—	—
Charlene J. King	44,563	—	44,563	—	—	—		—	—
Charles Lee Sparkman, Jr.	24,650	—	24,650	—	—	—		—	—
Christina J. Clifton	24,650	—	24,650	—	—	—		—	—
Christopher Rowe	29,696	—	29,696	—	—	—		—	—
Dannie L. Stamp	267,337	—	267,337	—	—	—		—	—
Don Lee Thoma (12)	148,516	—	148,516	—	—	—		—	—
Eric H. Morrison (13)	280,218	—	280,218	—	—	—		—	—
Gregory Charles Ewert (14)	277,791	—	277,791	—	—	—		—	—
Jayesh Patel	69,448	—	69,448	—	—	—		—	—
Joseph Pizzicaroli (15)	69,448	—	69,448	—	—	—		—	—
Mark Denis Adams	148,516	—	148,516	—	—	—		—	—
Michael & Lynn Deutschman, T/E (16)	297,032	—	297,032	—	—	—		—	—
Stuart Lee Fankhauser	71,875	—	71,875	—	—	—		—	—
Certain selling securityholders holding, collectively, less than 1% of our common shares	461,328	—	461,328	—	—	—		—	—

*	Shares of common stock subject to warrants or other convertible securities currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding for computing the percentage of the person holding such warrants or other convertible securities, but are not deemed outstanding for computing the percentage for any other selling securityholder. Such warrants and convertible securities include (1) Founder’s Warrants, (2) warrants issued in a private placement and exercisable for shares of common stock at an exercise price of $11.50 per share, (3) stock options and (4) vested restricted stock units.
**	Less than 1%

(1)	Mr. Clarke is a former director of the Company’s predecessor, GHL Acquisition Corp. (“GHQ”). Messrs. Canfield, Rush, Krongard and Desch are directors of the Company.
(2)	Greenhill & Co., Inc. (“Greenhill”) is the founding stockholder of GHQ. Greenhill & Co. Europe Holdings Ltd. is an affiliate of Greenhill. Scott L. Bok, CEO of Greenhill, is a director of the Company. Robert H. Niehaus, former Managing Director of Greenhill and Chairman of Greenhill Capital Partners, is the Chairman of the Company.
(3)	Baralonco Ltd. (“Baralonco”) is a 5% or more equityholder in the Company and was, prior to the transaction with GHQ, the largest equityholder of Iridium Holdings LLC. In connection with the transaction with GHQ, Baralonco named Steven B. Pfeiffer and Peter M. Dawkins as directors of the Company.
(4)	Dan A. Colussy is the former chairman of Iridium Holdings LLC.
(5)	Alvin B. Krongard, the trust grantor, is a director of the Company.
(6)	Syndicated Communications Venture Partners IV, L.P. (“Syncom IV”) is a 5% or more equityholder in the Company. Terry L. Jones is a co-managing member of the general partner of Syncom IV and a director of the Company.
(7)	Syndicated Communications Inc. is a 5% or more equityholder in the Company. Mr. J. Darrel Barros, President of Syndicated Communications, Inc., an affiliate of Syncom IV, is a director the Company.
(8)	Mr. Brown is a former director of Iridium Holdings LLC.
(9)	Mr. Desch is the Chief Executive Officer of the Company.
(10)	General Campbell is Executive Vice President, Government Programs of Iridium Satellite LLC.
(11)	Mr. Schoen is a Vice President of Iridium Satellite LLC.
(12)	Mr. Thoma is Executive Vice President, Marketing of Iridium Satellite LLC.
(13)	Mr. Morrison is the Chief Financial Officer of the Company.
(14)	Mr. Ewert is Executive Vice President, Sales, Global Distribution Channels of Iridium Satellite LLC.
(15)	Mr. Pizzicaroli is a Vice President of Iridium Satellite LLC.
(16)	Mr. Deutschman is a former officer of Iridium Holdings LLC.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock or Founder’s Warrants. These sales may be at fixed or negotiated prices. Subject to compliance with applicable law, the selling securityholders may use any one or more of the following methods when selling shares of common stock or Founder’s Warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares of common stock or the Founder’s Warrants as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	an underwritten offering;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of such shares of common stock or Founder’s Warrants at a stipulated price per share or warrant;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may effect such transactions by selling their shares of common stock or Founder’s Warrants covered by this prospectus directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire common shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the shares of common stock or Founder’s Warrants covered by this prospectus for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

The selling securityholders may also sell shares of our common stock or Founder’s Warrants under Rule 144 under the Securities Act of 1933 (the “Securities Act”), if available, or in other transactions exempt from registration, rather than under this prospectus.

The selling securityholders may pledge their shares of common stock or Founder’s Warrants to their broker-dealers under the margin provisions of customer agreements. If a selling securityholder defaults on a margin loan, the broker-dealer may, from time to time, offer and sell the pledged shares of common stock or Founder’s Warrants. The selling securityholders and any other persons participating in the sale or distribution of the shares of common stock or Founder’s Warrants will be subject to applicable provisions of the Securities Act, the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock or Founder’s Warrants by, the selling securityholders or any other person, which limitations may affect the marketability of the shares of common stock or Founder’s Warrants.

Upon our being notified in writing by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common stock or Founder’s Warrants through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including (i) the name of the selling securityholder and of the participating underwriter(s) or broker-dealer(s), (ii) the number of shares of common stock or

Founder’s Warrants involved, (iii) the price at which such shares of common stock or Founder’s Warrants were sold or the public offering price, as applicable, (iv) the discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or re-allowed or paid by any underwriters to dealers, where applicable, and other facts material to the transaction.

The selling securityholders also may transfer the shares of our common stock or Founder’s Warrants in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares of common stock or Founder’s Warrants may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock or Founder’s Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling securityholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock or Founder’s Warrants.

We are required to pay all fees and expenses incident to the registration of shares of our common stock and Founder’s Warrants. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The description of our securities is set forth in our Form 8-K filed with the SEC on September 29, 2009 under the caption “Description of the Company’s Securities” and is incorporated herein by reference.

VALIDITY OF THE SECURITIES

The validity of the securities offered through this prospectus will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Iridium Communications Inc. for the years ended December 31, 2009 and 2008, and the effectiveness of Iridium Communications Inc.’s internal control over financial reporting as of December 31, 2009 appearing in Iridium Communications Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Iridium Holdings LLC (Predecessor of Iridium Communications Inc.) as of December 31, 2008 and 2007 and for the years then ended and for the period from January 1, 2009 to September 29, 2009 appearing in Iridium Communications Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Iridium Communications Inc.’s financial statements for the period from November 2, 2007 (inception) to December 31, 2007 have been audited by Eisner LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, from Iridium Communications Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.

Iridium Communications Inc. SEC Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2009

Current Reports on Form 8-K	Filed on January 27, 2010 and February 16, 2010

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Iridium Communications Inc.

6707 Democracy Boulevard, Suite 300

Bethesda, Maryland 20817

(301) 571-6200

4,030,855 Shares

Iridium Communications Inc.

Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

March 30, 2011